***Portions of this exhibit marked by brackets ("[ ]") have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Securities and Exchange Commission.***

                                                                   EXHIBIT 10.34


                                 AMENDMENT NO. 6
               TO THE TERRESTRIAL REPEATER NETWORK SYSTEM CONTRACT


THIS AMENDMENT NO. 6 TO THE TERRESTRIAL REPEATER NETWORK SYSTEM CONTRACT (the "Amendment No. 6") is entered into on this 8th day of January 2001 (the "Effective Date") by and between XM Satellite Radio Inc., a Delaware corporation with its principal offices located at 1500 Eckington Place, N.E., Washington, D.C. 20002 (hereinafter "Owner"), and LCC International, Inc., a Delaware corporation with its principal offices located at 7925 Jones Branch Drive, McLean, Virginia 22102 (hereinafter "Contractor").

WHEREAS, the Parties entered into and executed the Terrestrial Repeater Network System Contract dated August 18, 1999 and several amendments thereto (hereafter collectively referred to as the "Contract") whereby such Contract provides for the procurement by Owner from Contractor of the engineering, design, construction and testing of the Terrestrial Repeater Network System;

WHEREAS, the Parties have been discussing certain issues relating to the Contract; and

WHEREAS, the Parties have reached agreement on such issues;

NOW THEREFORE, in consideration of the above premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree the Contract is hereby amended as follows:

DEFINITIONS

1. Unless otherwise defined herein, capitalized terms used herein shall have the meaning set forth in the Contract.

        (A)     "High-Power Site" means a Site with a [           ] watt
                repeater installed or mounted on the Site.

        (B) "Supplemental Site" means a Site not subject to the revised Baseline Schedule (also referred to in the Contract as the Initial City Schedule) or liquidated damages schedule set forth in Table 14.1. The Supplemental Sites are currently estimated to be [ ] Sites. The specific Supplemental Sites will be updated by the Parties as required during the Term of the Contract.

SCOPE OF WORK

2. Contractor shall complete work on the Sites identified in Schedule A as follows, as summarized in Schedule A (the "Required Work") and as the work is further described in Exhibit B (Statement of Work) and Exhibit C (Contract Pricing, Payments and Milestone Achievement Criteria):

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                                                                    CONFIDENTIAL


        (A)     The "Site Acquisition Sites": Approximately [   ] Sites through
                Site Acquisition (i.e., Work Units M1, RF1, RF2, RF3, AE1(a), AE4, SA1, SA2, SA3 and RC 1 - 6).

        (B)     The "Zoning Sites": Approximately [   ] Sites (of the above
                approximately [   ]) through Zoning (i.e., Work Units M1, RF1,
                RF2, RF3, RF4 (for Sites with repeaters installed by May 1, 2001 only and excluding High-Power Sites), RF5 (with MCM Testing, as further described in paragraph 2(E) below, substituted for CW testing), RF6 (for Sites with repeaters installed by May 1, 2001 only and excluding High-Power Sites), AE1(a), AE1(b), AE2(a) (as defined in paragraph 11(C) below), AE3, AE4, ZN1, ZN2, ZN3, SA1, SA2, SA3, and RC 1 - 7 (RC 7 for Sites with repeaters installed by May 1, 2001 only)).

        (C)     The "Construction Sites": approximately [  ]  Sites (not to
                exceed [   ] Sites) (of the above approximately [   ]) through
                Site Construction and Interim Maintenance (Work Units M1, RF1, RF2, RF3, RF4 (for Sites with repeaters installed by May 1, 2001 only and excluding High-Power Sites), RF5 (with MCM Testing substituted for CW testing), RF6 (for Sites with repeaters installed by May 1, 2001 only and excluding High-Power Sites), AE1(a), AE1(b), AE2(a), AE2(b) (as defined in paragraph 11(C) below), AE3, AE4, ZN1, ZN2, ZN3, SA1, SA2, SA3, RC 1 - 7 (RC 7 for Sites with repeaters installed by May 1, 2001 only), SC1 and SC2 (for Sites with repeaters installed by May 1, 2001 only) and Interim Maintenance).

        (D) For all Zoning and Construction Sites, Owner shall purchase from Contractor and Contractor shall provide Satellite Receive and Repeater Transmit Antennas and, for High-Power Sites, Contractor shall also provide shelters, all in accordance with a schedule to be provided by Owner. For those Sites not constructed by Contractor, Owner shall designate where such antennas and shelters are to be shipped, and shall provide such other shipping information reasonably requested by Contractor, within 5 Business Days of receiving Contractor's request. Owner, as a pre-approved Permitted Reimbursable Expense, will pay all shipping charges beyond normal 3 to 5 day ground delivery to the extent requested by Owner for Sites not constructed by Contractor. Contractor shall prepare for Owner's review and approval a forecast(s) of antenna and shelter requirements for all Sites except Construction Sites on a periodic basis (but no less frequently than monthly). Owner shall provide Contractor with its comments or approval within 5 Business Days of receipt of the forecast; otherwise, Contractor may submit the forecast to the relevant manufacturer as submitted by Contractor to Owner, which shall be deemed approved by Owner. Contractor will incorporate Owner's reasonable comments. Owner shall purchase from Contractor all such antennas and shelters ordered by Contractor from the relevant manufacturer pursuant to the approved forecast(s).


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                                                                    CONFIDENTIAL


        (E) For all Sites, Contractor shall perform MCM testing ("MCM Testing") (with one and/or two satellites, as available) in accordance with the revised Baseline Schedules (as described in paragraph 25 below) (also referred to in the Contract as the Initial City Schedule). The scope of MCM Testing and analysis will be agreed to by the Parties within 30 days of the Effective Date of this Amendment No. 6. The Parties will work together cooperatively to define a scope and schedule that can be performed within the price set forth in paragraph 11(A) below.

3. By way of clarification, the Construction Documents required by Work Unit AE2 shall be signed and sealed by a registered professional engineer and in sufficient detail to obtain building permits for the Sites. Owner shall provide Contractor with its requested corrections and modifications on the Construction Documents within 14 Calendar Days of receipt of such Construction Documents. Contractor shall make such requested corrections and modifications.

4. By way of clarification, Work Unit SC1 (Substantial Completion) includes installation of antennas, but excludes provisioning of telco services (other than coordination with Global Digital Datacom Services), and Work Unit SC2 (Completion of Construction) includes receiving and installing the repeater unit.

5. Prior to May 15, 2001, in the event additional engineering, analysis, or similar work is required beyond the scope agreed to above with respect to the Sites as identified on Schedule A, Contractor shall provide such additional services on the basis provided in the Contract or, if not so provided, on a Task Order Pricing basis.

6. For each of the Sites identified in Schedule A, "Work Completion" is achieved when Contractor completes the Required Work for such Site in accordance with the Contract.

7. In the event that, prior to the date hereof, Contractor has commenced work on any Work Unit not listed in paragraphs 2(A), 2(B) or 2(C) above for any Site, then Contractor shall complete the Work Units, as agreed to by the Parties within 21 Calendar Days of the Effective Date of this Amendment No. 6, and Contractor shall be paid for all Work Units completed, and for all unpaid work-in-progress on any Work Unit not completed with the payment equal to the percentage of the applicable Work Unit price that is equal to the percentage of the Work Unit, as determined by the Parties, actually completed on the applicable Work Unit.

8. Where the Parties are utilizing the same contractor, subcontractor or vendor and conflicts arise over availability of materials or the scheduling of contractors, the Parties shall cooperate with each other to resolve the conflict to complete the work on time.


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                                                                    CONFIDENTIAL



NETWORK PERFORMANCE

9. Contractor will remain responsible for the performance of the Terrestrial Repeater Network in accordance with Article 8 of the Contract, but performance shall be measured against the CW test criteria (not MCM test criteria) and, prior to any CW test, the Site(s) being tested shall be reconfigured for CW transmission as mutually agreed between by the Parties. Contractor shall perform the CW test at Owner's request and expense (which pricing is set forth in paragraph 23 below). Contractor shall not be responsible for the impact on the performance of the Terrestrial Repeater Network of any Sites constructed or work performed by vendors contracting directly with Owner, except where Owner can demonstrate that the Site or work involved is fully compliant with Contractor's design requirements.

WORK UNITS, PRICING AND PAYMENT

10. GENERAL. As a general principle, Contractor shall be entitled to Milestone Payments when Milestones are completed in accordance with the applicable Milestone Achievement Criteria.

11. REVISED WORK UNITS AND PRICING. The following Work Units, Work Unit Achievement Criteria and pricing are hereby amended as follows:

        (A) Work Unit RF5 (City Network Acceptance) is amended to be completion of MCM Testing (with one or two satellites, as available) for a City. The price for Work Unit RF5 is the same as that set forth in Section 3.1 of Exhibit C of the Contract,
                i.e., [     ] for Normal-Area Sites, [    ] for Medium-Area
                Sites and [    ] for Wide-Area Sites. Payment for Work Unit RF5
                shall be earned and paid on a per City basis; that is, for each City, Work Unit RF5 shall be earned upon Contractor's completion of MCM Testing (with one and/or two satellites, as available) in such City and shall be payable per the Contract. The price for reconfiguring Contractor's vans, equipment and software from CW testing capability to MCM testing capability will be determined on the basis of Default Pricing.

        (B) The pricing for Work Units RF4, RF6 and RC7 are based on Owner delivering repeaters and completing construction on Sites other than Construction Sites in accordance with a schedule to be agreed to by the Parties within 7 Calendar Days after the Effective Date of this Amendment No. 6. The Parties acknowledge and agree that the minimum requirements for repeater deliveries
                are [   ] available in Pilot's regional storage facilities by
                [    ] an additional [  ] so available by [   ] an additional
                [    ] so available by [    ], and an additional [  ] so
                available by [    ]. By way of clarification, Owner's failure
                to meet such schedule shall be subject to Articles 7.4 (Excusable Delay Defined) and 7.5 (Contract Adjustments) of the Contract.

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                                                                    CONFIDENTIAL


(C) Work Unit AE2 (Construction Documents and Building Permits) is subdivided into two Work Units as follows. Work Unit AE2(a) shall be all of Work Unit AE2, excluding any work related to building permits and shall be called "Construction Documents." The price for Work Unit AE2(a)
        shall be [    ]. Work Unit AE2(b) shall be the filing and pulling of a
        building permit and the price therefor shall be [   ] and shall be
        called "Building Permits." In the event Owner requests corrections and modifications in Construction Documents prior to the 14-Calendar Day period specified in paragraph 3 above, such corrections and modifications shall be made at no charge to Owner; for corrections and modifications requested by Owner after such 14-Calendar Day, the price of such requested corrections and modifications shall be determined on the basis of Default Pricing. The Parties will work together cooperatively to minimize the cost to Owner of any required corrective action. In addition, the Parties acknowledge and agree that, as of the Effective Date of this Amendment No. 6, Contractor has filed and/or pulled the building permits for certain Zoning Sites. Contractor shall provide to Owner a list of such Sites no later than January 12, 2001. For such Sites as identified, Owner agrees to pay Contractor the price for Work Unit AE2(b).

(D) Work Unit AE3 (Final "As Built Drawings"/Construction Documents) shall be earned on a per Site basis as follows: (1) for Construction Sites, upon delivery of completed, final "As Built" drawings in accordance with the Contract and (2) for Zoning Sites, upon completion of Work Unit AE2(a) (Construction Documents).

(E) Work Unit AE4 (Completion of Construction) shall be earned on a per Site basis as follows: (1) for Construction Sites, upon resolution of punch list items and (2) for Site Acquisition Sites and Zoning Sites, upon Work Completion as defined in paragraph 6 above (excluding completion of MCM Testing and the Required Work for Supplemental Sites). The amount payable for Work Unit AE4 for a Site shall equal 11% of the total amount payable by Owner for other AE Work Units earned by Contractor in respect of such Site and shall be paid the later of achieving Work Completion (excluding completion of MCM Testing and the Required Work for Supplemental Sites) for all Sites listed in Schedule A and August 1, 2001.

(F) Work Unit ZN3 (City Network Acceptance) shall be earned on a per Site basis upon Contractor achieving Work Completion as defined in paragraph 6 above (excluding completion of MCM Testing and the Required Work for Supplemental Sites) and shall be paid the later of achieving Work Completion (excluding completion of MCM Testing and the Required Work for Supplemental Sites) for all Sites listed in Schedule A and August 1, 2001.

(G) In the event Owner fails to make repeaters available at Pilot's storage facilities in the quantities described in paragraph 11(B) above, and Work

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                                                                    CONFIDENTIAL


        Completion is delayed for any Site beyond, [       ] then Owner shall
        pay Contractor for SC2 on all remaining Sites on or before [        ].
        The price for Work Unit SC2 (excluding Sites billed on a Cost-Plus
        basis) is increased by [     ] per Site to account for subcontractor
        return visits to all such Sites requiring return visits. The Parties acknowledge that any pricing quoted to date on a Cost-Plus Pricing basis may be increased to account for additional contractor charges resulting from required subcontractor return visits.

12. PROJECT MANAGEMENT: PRICE AND PAYMENT. The Project Management Fixed Price Amount for Project Management Services until the later of achieving Work Completion (excluding completion of MCM Testing and the
        Required Work for Supplemental Sites) for all Sites and [       ] is
        amended to be [       ] and shall be earned and payable as follows:

        (A)     Work Unit M1 is amended to equal a total aggregate for all Sites
                of [       ] of the Project Management Fixed Price Amount. Work
                Unit M1 shall be earned for Project Management Services and
                shall be paid at the rate of [         ] per month (up to a cap
                of ); [       ] provided,  however, to the extent Owner has paid
                in excess of [       ] as of the Effective Date of this
                Amendment No. 6, the excess will be credited to other amounts payable by Owner.

        (B)     The balance of the Project Management Fixed Price Amount (i.e.,
                [       ]) shall be paid in three equal installments of [      ]
                each by August 1, 2001, September 1, 2001 and September
                25, 2001, respectively. Interest shall accrue at a rate of
                [  ] per year on the [       ] balance as follows: (i) with
                respect to Project Management Services invoiced after the Effective Date of this Amendment No. 6, interest shall accrue from the date that is 30 Calendar Days after receipt of the invoice; and (ii) with respect to Project Management Services invoiced and paid prior to the Effective Date of this Amendment No. 6, interest shall accrue from the date such previously paid amounts are credited against the payment due from Owner on invoices received from Contractor.

        (C)     Work Unit M2 is hereby deleted.

        (D) Project Management Services, if requested by Owner, after the time period set forth above shall be provided by Contractor on pricing and terms to be mutually agreed by the Parties.

13. A&E PRICE FOR HIGH-POWER SITES. The total fixed price amount for A&E Services for those Non-Standard Sites that are High-Power Sites shall be as follows: for those High-Power Sites for which Contractor has commenced A&E Services as of the Effective Date of this Amendment No. 6, the price shall be [ ] and for all other High-Power Sites, the price
        shall be [     ]. Schedule A identifies all High-Power Sites and those
        High-Power Sites for which Contractor has commenced A&E


Amendment 6                             6
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                                                                    CONFIDENTIAL


        Services as of the Effective Date of this Amendment No. 6. Contractor shall provide Owner with a list of the High-Power Sites and the High-Power Sites for which A&E work has been commenced within 3 Business Days after the Effective Date of this Amendment No. 6. This amount shall be earned and paid on a per Site/per Work Unit basis and the amount associated with each AE Work Unit for High-Power Sites shall be the following:

                                   [TABLE]

        * Percentages for AE2(a) & AE2(b) shall add up to 30%.


INCENTIVES FOR TIMELY DELIVERY AND TERMINATION

14. Paragraphs (c) and (d) of Article 7.2 (Delivery Incentives and Liquidated Damages) of the Contract are hereby deleted and replaced by the following:

               "(c) For each category set forth in Table 14.1, in the event Contractor fails to complete the Work Units required therein (the "Liquidated Damages Work") in accordance with the Contract for the required number of Construction Sites or [ ] or more of the required number of Zoning Sites, respectively, within such category on or before the respective dates, each as set forth in Table 14.1 below, Contractor shall pay Owner, as liquidated damages and not as a penalty, the following respective
               percentages of [         ]


Amendment 6                             7

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                                                                    CONFIDENTIAL




                                  TABLE 14.1

                                   [TABLE]

* For the avoidance of doubt, for purposes of this Table 14.1, no Site that is a Construction Site shall be counted as a Zoning Site.

               For example, if Contractor fails to achieve the Liquidated Damages Work for the [ ] Construction Sites required on or before February 15, 2001, Contractor shall pay Owner [
                                        ].

               "(d) The total amount of liquidated damages for failure to achieve the Liquidated Damages Work required in Table 14.1 on or
               before the respective dates set forth therein is [         ].

               "(e) For those Sites for which Contractor fails to achieve the Liquidated Damages Work by the respective dates set forth in Table 14.1 (excluding Supplemental Sites), Contractor shall have a continuing obligation to achieve the Liquidated Damages Work for such Sites as expeditiously as possible.

               "(f) Where Contractor fails to complete the Liquidated Damages Work for Zoning Sites by the dates required in Table 14.1, Contractor will not be assessed liquidated damages for that period of time where Owner would have been unable to commence construction on the shortfall Sites due to the unavailability of Owner's construction contractor to begin work on those Sites. This relief from liquidated damages will in no event extend
               beyond [        ]."

15. By way of clarification, Articles 7.4 (Excusable Delay) and 7.5 (Contract Adjustments) of the Contract apply to the schedule set forth in Table 14.1 above; provided, however, in the case of Owner's responsibility to review leases provided by Contractor, (1) Owner shall accept or reject the lease and respond to Contractor

Amendment 6                             8

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                                                                    CONFIDENTIAL

        within 5 Business Days of being provided a lease for review, (2) in the event Owner fails to respond to Contractor regarding a lease for a Zoning Site within such 5 Business Days, Contractor shall be entitled to an Excusable Delay for a single Zoning Site (without regard to whether Owner's failure adversely impacted Contractor's ability to perform the Work or whether the delay could have been avoided by Contractor) and (3) the Contract adjustment for such Excusable Delay shall be as follows: for each Business Day Owner is late in responding to Contractor, an extension of one Business Day in the schedule for a single Zoning Site
        in the [       ] category of Zoning Sitess in Table 14.1 (except in the
        case of a materially large number of Sites for which Owner is late in responding on submitted leases in which case the Parties will negotiate an equitable adjustment to the schedule in Table 14.1 for the affected Sites). For example, if Owner is late by 3 Business Days in responding to Contractor regarding a lease, then Contractor shall be permitted an extension of 3 Business days in achieving the Liquidated Damages Work
        for a Site in the [       ] category of Zoning Sites in Table 14.1; all
        other Sites shall remain subject to the applicable dates in Table 14.1 for achieving the applicable Liquidated Damages Work; that is, [ ]
        Zoning Sites shall be subject to the [            ] date in Table 14.1
        and the one remaining Site shall be subject to a revised date of [
               ] ([            ] plus 3 Business Days).

16. With respect to each category set forth in Table 14.1, in the event Contractor fails to achieve for the required number of Construction Sites or 95% of the required number of Zoning Sites for that respective category the applicable Liquidated Damages Work on or before 30 Calendar Days after the respective date set forth therein, Owner shall have the right to remove, at no cost to Owner, from Contractor's scope of work and from the applicable category (i.e., Construction or Zoning) that number of Sites equal to the difference between (a) the number of Sites for which the Liquidated Damages Work should have been completed in order to achieve the required number of Sites (i.e., 100% for Construction Sites or 95% for Zoning Sites) set forth in Table 14.1 above, and (b) the number of Sites for which Liquidated Damages Work was completed. The particular individual Sites to be removed shall be determined by mutual agreement of the Parties. For such removed Sites, Contractor shall be entitled to payment of all unpaid amounts invoiced hereunder for Work Units completed in accordance with this Contract and all unpaid amounts for Work-in-progress on any Work Unit not completed as of the effective date of such removal, with the payment equal to the percentage of the applicable Work Unit price that is equal to the percentage of Work Unit actually completed, as determined by the Parties, on the applicable Work Unit.

17.     Reserved.

VENDOR INTERFACES

18. As part of Program Management Services, Contractor shall work cooperatively, to a reasonable level of support (which shall not exceed 1 Man-Month), to provide Owner with interfaces between Contractor's work and the work of Owner's other

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                                                                    CONFIDENTIAL

        construction vendors at no additional charge through the later of achieving Work Completion (excluding completion of MCM Testing and the Required Work for Supplemental Sites) for all Sites and May 15, 2001.

SUSTAINING ENGINEERING

19. Owner hereby agrees to purchase, and Contractor hereby agrees to provide, during the period from May 15, 2001 through December 31, 2001, engineering, technical advisory support, operations and maintenance and other technical services in accordance with a scope of work, performance schedule and pricing schedule to be mutually agreed by Owner and
        Contractor, which services shall average approximately [      ] per
        month and have an aggregate value of not less than [        ], to be
        invoiced monthly commencing June 2001.

20.     Reserved.

CONTRACT ADMINISTRATION

21. INVOICE DOCUMENTATION. From and after the date hereof, all Contractor invoices shall identify the Milestones and Work Units completed, and the prices applicable thereto, and shall be accompanied by a spreadsheet showing, in addition to other information, the transmittal letter number for each Work Unit performed after September 1, 2000 and covered in the invoice. Within 10 Calendar Days of the receipt of an invoice for Work Units performed prior to September 1, 2000 and invoiced after the Effective Date of this Amendment No. 6, Owner will notify Contractor of any required deliverables for such Work Units not submitted to Owner. Within 10 Calendar Days of receipt of such notice, Contractor will provide to Owner the missing required deliverables identified in such notice or proof of delivery. With regard to Work Units performed after September 1, 2000, an invoice shall be deemed complete if accompanied by a copy of (a) the signed and dated transmittal letters forwarding the required deliverables to Owner and (b) Owner's e-mail confirmation that the required deliverables have been received (which confirmation Owner shall promptly provide to Contractor upon receipt of deliverables). With regard to Work Unit SC1, Contractor shall certify completion of the Work Unit invoiced and Owner shall process the invoice but will not pay same until the required report has been delivered to Owner.

SCHEDULE A

22. All Sites are listed on draft Schedule A, which shall be finalized by the Parties no later than January 10, 2001, in the form and including all the categories set forth in draft Schedule A. Schedule A may be amended (including any additions, cancellations or reclassifications of Sites) by the Parties only by mutual agreement pursuant to e-mail correspondence; provided, however, that only a Vice President of Contractor shall be deemed an authorized representative of Contractor for such purposes and only a Vice President of Owner (or as otherwise authorized in writing


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
                                                                    CONFIDENTIAL

        by a Vice President of Owner) shall be deemed an authorized representative of Owner. The Parties acknowledge that any amendments to Schedule A shall result in an equitable adjustment to the revised Baseline Schedule (also referred to in the Contract as the Initial City Schedule), the required number of Sites set forth in Table 14.1, and Contract Sum. For example, the cancellation of one (1) Construction Site (other than a Supplemental Site) shall reduce the required number of Construction Sites set forth in Table 14.1 by one (1) Site.

OPTION FOR CW TESTING

23. At any time commencing upon the Effective Date of this Amendment No. 6 up to and including September 30, 2001, Owner may, at its option, elect by written notice to Contractor to purchase from Contractor those CW testing services described in the Contract. The price for such services shall be the price for Work Unit RF5 set forth in the Contract, i.e.,
        [      ] for Normal-Area Sites, [      ] for Medium-Area Sites and
        [      ] for Wide-Area Sites provided the CW testing is conducted on a
        City-wide basis and Owner requests Contractor, within 14 Calendar Days of completion of MCM Testing in such City, to provide CW testing for a City. Otherwise, the price for CW testing shall be determined on the basis of Default Pricing. In addition, the price for reconfiguring vans, equipment and software and performing antenna repointing as necessary to conduct CW testing shall be determined on the basis of Default Pricing.

REVISED SCHEDULES

24. Draft revised Baseline Schedules are set forth in Schedule B. The Parties agree to finalize the revised Baseline Schedules no later than January 12, 2001. The final revised Baseline Schedules may be amended by the Parties only by mutual agreement pursuant to e-mail correspondence; provided, however, that only a Vice President of Contractor shall be deemed an authorized representative of Contractor for such purposes and only a Vice President of Owner (or as otherwise authorized in writing by a Vice President of Owner) shall be deemed an authorized representative of Owner. Each Party waives any claim to adjustment in price or schedule or claim for default arising from the other Party's failure to timely perform its obligations under the Contract, where such failure occurred prior to the Effective Date of this Amendment No. 6.

IMPLEMENTING CONTRACT CHANGES

25. Article 7.1(b) of the Contract is hereby deleted and replaced with the following: "Contractor shall achieve Work Completion (excluding completion of MCM Testing and the Required Work for Supplemental Sites)
        on or before [          ] and Contractor shall perform the Work so as to
        achieve each Key Task set forth in the revised Baseline Schedule (also referred to in the Contract as the Initial City Schedule) in accordance with the schedule set forth therein."


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                                                                    CONFIDENTIAL

26. Article 9.2(a) of the Contract is hereby deleted and replaced with the following: "Subject to paragraph (b) below, risk of loss to each item of the Work shall pass to Owner (i) for items to be incorporated in a Site constructed by Contractor, upon achieving Work Completion (excluding completion of MCM Testing) of that Site and (ii) for all other items, upon delivery of such item to Owner in accordance with this Contract."

27.     Article 10.1(a) of the Contract is hereby amended so that the warranty
        provided therein shall expire [          ].

28. Article 25.2(a) of the Contract is hereby amended as follows: in the second sentence of such article, delete the phrase "demonstrating that it can achieve Acceptance of the affected City Network by the Acceptance Date" and replace it with the phrase "demonstrating that it can achieve Work Completion (excluding completion of MCM Testing and the Required
        Work for Supplemental Sites) by [          ]".

29. Article 25.2(b) of the Contract is hereby amended as follows: delete "demonstrating it can achieve Acceptance of the affected City Network in accordance with the Acceptance Date (as may be extended pursuant to this Contract)" and replace it with the phrase "demonstrating that it can achieve Work Completion (excluding completion of MCM Testing and the
        Required Work for Supplemental Sites) by [          ]".

30. Article 26.2 (Termination for Contractor's Default) is hereby amended as follows: in paragraph (1)(a), delete " (1) failure to achieve Acceptance for all Cities on or before the Acceptance Date, as such date may be adjusted in accordance with the Contract; or" and replace it with the following: " (1) failure to achieve Work Completion (excluding completion of MCM Testing and the Required Work for Supplemental Sites)
        on or before [          ]; or".

OTHER TERMS AND CONDITIONS

31. All other terms and conditions of the Contract shall remain in full force and effect without modification or amendment thereto, except as expressly provided in this Amendment No. 6. In addition, in the event of any conflict between the provisions of this Amendment No. 6 and the Contract in effect prior to the Effective Date of this Amendment No. 6, the provisions of this Amendment No. 6 shall take precedence.

IN WITNESS WHEREOF this Amendment No. 6 to the Terrestrial Repeater Network System Contract has been executed on behalf of Owner by persons authorized to act on Owner's behalf and has also been executed on behalf of Contractor by persons authorized to act on Contractor's behalf.

Amendment 6                             12

                                                                    CONFIDENTIAL


LCC INTERNATIONAL, INC.                 XM SATELLITE RADIO INC.

By:_______________________              By:_______________________

PAUL O. CHELSON                         Name:  ___________________

Vice President, Deployment Services     Title: ____________________


Date:______________________             Date:_____________________


Amendment 6                             13


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                                   Schedule A
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                                   Schedule B
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